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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF WMS INDUSTRIES INC.

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
Subsidiary                                   Jurisdiction of Incorporation
----------                                   -----------------------------
WMS Gaming Inc.                              Delaware
WMS Gaming (Canada) Ltd.                     New Brunswick, Canada
Lenc-Smith Inc.                              Delaware
Williams Electronics Games, Inc.             Delaware
WMS Finance Inc.                             Delaware
WMS Gaming International, S.L.               Spain
WMS Gaming Australia PTY Ltd.                Australia
WMS Gaming Africa (Pty) Ltd.                 South Africa
WMS Gaming (UK) Limited                      United Kingdom
All subsidiaries are 100% owned by WMS Industries Inc. or its subsidiaries.
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